UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):                                                              February 15, 2013

INTERSIL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-29617	59-3590018
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Murphy Ranch Road
Milpitas, California	95035
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 408-432-8888

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated With Exit or Disposal Activities.

On February 15, 2013, the Board of Directors of Intersil Corporation (the "Company") approved a restructuring plan to prioritize the Company’s sales and development efforts, strengthen financial performance and improve cash flow.

The restructuring plan includes a reduction of approximately 18% of Intersil’s worldwide workforce and a reduction of approximately $30 million in annual operating expenses. The Company expects to recognize restructuring-related charges of approximately $15 million, consisting primarily of employee severance benefits, during the first quarter of 2013.

The amount of the restructuring charges is an estimate, and the actual charges may vary materially based on various factors including, but not limited to, the extent of a reduction in force and changes in management's assumptions.

Item 8.01 Other Events.

Press Release

On February 19, 2013, the Company issued a press release announcing the matters described in Item 2.05 of this Current Report on Form 8-K. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Exhibit No.	Description

99.1	Press Release dated February 19, 2013 announcing Intersil Corporation’s restructuring initiative.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERSIL CORPORATION
February 19, 2013	By: /s/ Thomas C. Tokos
Name: Thomas C. Tokos Title: Sr. Vice President, General Counsel and Secretary